EXHIBIT 10.2



                             FOURTH AMENDMENT TO THE
                           FLAG FINANCIAL CORPORATION
                       1994 DIRECTORS STOCK INCENTIVE PLAN
               (AS AMENDED AND RESTATED AS OF SEPTEMBER 18, 1997)

THIS  FOURTH  AMENDMENT  is  made  as  of  February  19, 2002, by FLAG Financial
Corporation,  a  Georgia  corporation  (the  "Company").

WHEREAS, the Company maintains the FLAG Financial Corporation 1994 Directors Stock Incentive Plan (as amended and restated as of September 18, 1997) (the "Plan"); and

WHEREAS, the Company desires to amend the Plan to modify the provisions related to expiration of options upon a director's termination of service with the Company.

NOW, THEREFORE, the Company does hereby amend the Plan, effective as of the date first set forth above, by deleting the existing Section 6.9(a) and substituting therefor the following:

     "(a) Termination of Service. In the event the Optionee ceases to be a Director for any reason other than death or Disability, any Option or unexercised portion thereof granted to him shall terminate on and shall not be exercisable after the earliest to occur of (i) the expiration date of the Option; (ii) the date on which the Company gives notice to the Optionee of termination of his service as a Director or a director of any affiliate of the Company if service is terminated by the Company or by its shareholders for Cause (an Optionee's resignation in anticipation of a termination of service by the Company or by its shareholders for Cause shall constitute a notice of termination by the Company); or (iii) three months after the date the Optionee ceases to be either a Director or a member of the board of directors of an affiliate of the Company for any reason other than that specified in clause (ii) above; provided, that the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Notwithstanding the foregoing, in the event that an Optionee's service as a Director or as a director of an affiliate of the Company terminates for a reason other than death or Disability at any time after a Change of Control, the term of all Options of that Optionee shall be extended through the end of the three-month period immediately following the date of such termination of service.

     Prior to the earliest of the dates specified in the preceding paragraph of this subsection (a), the Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date of termination of service as a Director or as a director of an affiliate of the Company. The question of whether an authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of service as a Director or as a director of an affiliate of the Company for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive."


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     Except as specifically amended hereby, the remaining provisions of the Plan shall remain in full force and effect as prior to the adoption of this Fourth Amendment.

     IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be duly executed under seal on its behalf, effective as of the date first above written.


ATTEST/WITNESS:                   FLAG  FINANCIAL  CORPORATION

By:                               By:  /s/  Joseph  W.  Evans
   ----------------------            ------------------------
Print  Name:                      Print  Name:  Joseph  W.  Evans
             ------------                       -----------------

                                  Print  Title:  Chairman  and  CEO

                                  Date:  2/19/02


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